Exhibit 10.21

[CERUS LETTERHEAD]

December 18, 2007

De heer C. Hogeboom

[Home Address Omitted]

Ref: 2007-12-18.001 ST, Side letter contract

Dear Caspar,

In line with the agreements made at the time of your arrival at Cerus, I hereby confirm that Cerus will pay for the premiums for the healthcare insurance for yourself, your wife and children and/or the actual paid amount to the health insurance company.

I trust that this letter confirms the agreements earlier made.

If you have any additional questions, please don’t hesitate to contact me.

Kind regards,

/s/ Obi Greenman
Obi Greenman
President Cerus Europe B.V.